UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2024
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin,	Texas	78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Stratus Properties Inc. (Stratus) has completed the statutory process to remove all of its relevant land subject to development, including primarily its Holden Hills and Section N projects, from the extraterritorial jurisdiction (ETJ) of the City of Austin, as permitted under Texas Senate Bill 2038 (the New Law). Stratus has also made filings with Travis County to grandfather the Holden Hills and Section N projects under most laws in effect in Travis County at the time of the filings. Several cities in Texas have brought a lawsuit challenging the New Law, alleging among other things, that it constitutes an unconstitutional delegation of legislative authority to private parties under the Texas constitution.

If the New Law is upheld, Stratus’ projects that were formerly subject to both the jurisdiction of Travis County and the City of Austin, primarily its Holden Hills and Section N projects, will no longer be subject to the City of Austin regulations applicable in the ETJ. If the New Law is upheld, Stratus expects that the removal of its properties from the ETJ of the City of Austin will streamline the development permitting process, allow greater flexibility in the design of projects, potentially decrease certain development costs, and potentially permit increases in development density.

Stratus is currently continuing development of Phase I of its Holden Hills project according to its previously disclosed plans, and anticipates that it could start building homes and/or selling home sites in 2025. In light of the New Law, Stratus has begun work on assessing potential revisions to its development plans. At this time, Stratus cannot predict the timing or outcome of the litigation regarding the New Law nor what impact the New Law, or the related litigation and resulting uncertainties, will have on Stratus’ future development plans.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact, such as the expected impact of the New Law on Stratus’ development plans for properties formerly subject to the City of Austin regulations applicable in the ETJ including Holden Hills and Section N, the implications of ongoing litigation challenging the New Law for Stratus’ development projects, and future progress on the development of Holden Hills. The words “anticipate,” “may,” “can,” “plan,” “believe,” “potential,” “estimate,” “expect,” “project,” “target,” “intend,” “likely,” “will,” “should,” “to be” and any similar expressions and/or statements are intended to identify those assertions as forward-looking statements. Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the timing and resolution of the ongoing litigation challenging the New Law, Stratus’ ability to implement any revised development plans in light of the New Law, Stratus’ ability to develop, construct and sell or lease properties on terms its Board of Directors considers acceptable, increases in operating and construction costs, increases in inflation and interest rates, a decrease in the demand for real estate in select markets in Texas where Stratus operates, particularly in the Austin area, Stratus’ ability to maintain satisfactory relationships with its joint venture partners including its partner in the Holden Hills project, changes in laws, regulations or the regulatory environment affecting the development of real estate, opposition from special interest groups or local governments with respect to development projects, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (SEC). Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience or other changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By:	/s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and Chief Financial Officer (authorized signatory and Principal Financial Officer and Principal Accounting Officer)

Date: January 19, 2024